Exhibit 99.1

Aastrom Biosciences Announces Amendment of Series B Preferred Stock Certificate of Designations, Preferences and Rights

Amendment Increases Shareholders’ Equity by $37.7 Million

ANN ARBOR, Mich., August 12, 2013 (GLOBE NEWSWIRE) — Aastrom Biosciences, Inc. (Nasdaq: ASTM), the leading developer of patient-specific, expanded multicellular therapies for the treatment of severe, chronic cardiovascular diseases, announced today that it has entered into an agreement with Eastern Capital Limited to amend the Company’s Series B Preferred Stock Certificate of Designations, Preferences and Rights to, among other things, amend the treatment of the Company’s Series B-1 Non-Voting Preferred Stock and Series B-2 Voting Preferred Stock.  As a result of the amendment, we believe that the Series B-2 Shares will be reclassified from mezzanine equity to shareholders’ equity on the Company’s balance sheet, increasing shareholders’ equity by $37.7 million.

“We are very pleased to have executed this Series B preferred stock amendment with Eastern Capital,” said Nick Colangelo, president and chief executive officer of Aastrom.  “The amendment substantially increases the Company’s shareholders’ equity.  Together with completion of our current offering, this action will position Aastrom to regain compliance with the NASDAQ minimum equity standard.”

This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of common stock and warrants of Aastrom Biosciences, Inc., nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

About Aastrom Biosciences

Aastrom Biosciences is the leader in developing patient-specific, expanded multicellular therapies for use in the treatment of patients with severe, chronic cardiovascular diseases.  The company’s proprietary cell-processing technology enables the manufacture of ixmyelocel-T, a patient-specific multicellular therapy expanded from a patient’s own bone marrow and delivered directly to damaged tissues.  Aastrom has advanced ixmyelocel-T into late-stage clinical development, including a Phase 2b clinical trial in patients with ischemic dilated cardiomyopathy.  For more information, please visit Aastrom’s website at www.aastrom.com.

The Aastrom Biosciences, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3663

Media contact

Bill Berry

Berry & Company

bberry@berrypr.com

(212) 253-8881

Investor contact

Chad Rubin

The Trout Group

crubin@troutgroup.com

(646) 378-2947

This document contains forward-looking statements, including, without limitation, statements concerning clinical trial plans and progress, objectives and expectations, clinical activity timing, intended product development, the performance and contribution of certain individuals and expected timing of collecting and analyzing treatment data, all of which involve certain risks and uncertainties. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “we believe,” “we intend,” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “potential,” “could,” “may,” or similar expressions. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the inherent uncertainties associated with clinical trial and product development activities, regulatory approval requirements, competitive developments, and the availability of resources and the allocation of resources among different potential uses. These and other significant factors are discussed in greater detail in Aastrom’s Registration Statement on Form S-1/A, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. These forward-looking statements reflect management’s current views and Aastrom does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.